UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware                                     1-2257                               13-1394750

(State or other jurisdiction                 (Commission                      (IRS Employer

of incorporation)                              File Number)                     Identification No.)

    135 East 57th Street, 14th Floor, New York, NY                                         10022

               (Address of principal executive offices)                                                 (zip code)

Registrant’s telephone number, including area code: (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01        Entry into Material Definitive Agreement;

On March 4, 2019, Trans-Lux Corporation (the “Company”) and Unilumin North America, Inc. (“Unilumin”) entered into a side letter to the Securities Purchase Agreement dated as of November 2, 2018 (the “Side Letter”). The Side Letter provides, among other things,  (i) the extension of the expiration date of the Company’s $2,500,000 rights offering from March 1, 2019 to April 5, 2019 (the “Rights Offering”); (ii) the exercise by Unilumin on March 4, 2019 of Warrants to purchase 2,061,856 shares of Common Stock which was conditioned upon the conversion of at least 91% of the Company’s outstanding Series B Convertible Preferred Stock into Common Stock; and (iii) the exercise by Unilumin of Warrants to purchase 3,608,247 shares of Common Stock simultaneously with the closing of the Rights Offering.

On March 1, 2019, and effective February 28, 2019, the Company and certain of its subsidiaries entered into a Forbearance Agreement to Credit and Security Agreement (the “Forbearance Agreement”) with CNH Finance Fund I, L.P. (formerly known as SCM Specialty Finance Opportunities Fund (“Lender”). The Forbearance Agreement provides that the Lender will forbear from declaring previous events of default provided, among other things, that (i) the Company makes  payment in full by March 10, 2019 of all of its obligations under the Revolving Facility (approximately $910,000); (ii) the Company consummates an equity raise of at least $9.5 million, inclusive of $1,500,000 previously raised in November 2018 from Unilumin’s purchase of Common Stock and  $2,000,000 the Company  received from the Warrant exercise described above; and (iii) by April 15, 2019, the Company makes payment in full of the amounts owed under the Term Loan (approximately,$540,000).

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the Forbearance Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02        Unregistered Sale of Equity Securities;

The Company issued 2,061,856 shares of Common Stock pursuant to the exercise of the Warrant and 1,586,400 shares of Common Stock pursuant to the conversion of Series B Preferred Stock. The Series B Convertible Stock converted constituted 96.1% of the Company’s outstanding Series B Convertible Preferred Stock.

As a result of such issuances, Unilumin and GAMCO (and affiliated entities) currently own approximately 46.4% and 28.4%, respectively, of the Company’s outstanding Common Stock, exclusive of Common Stock underlying derivative securities.

The Common Stock issued in connection with the exercise of the Warrant and the conversion of the Series B Convertible Preferred Stock was issued in reliance of the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01        Other Events

On February 19, 2019, an aggregate of $35,000 principal amount of the Company’s outstanding 8¼% Limited Convertible Senior Subordinated Notes due 2012 were redeemed by the Company for $7,000.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 10.1    Side Letter, dated as of March 4, 2019 to Securities Purchase Agreement dated as of November 2, 2018 by and between the Company and Unilumin, filed herewith.

Exhibit 10.2    Forbearance Agreement to Credit and Security Agreement, dated as of March 1, 2019, effective February 28, 2019 by and among CNH Finance Fund I, L.P., Trans-Lux Corporation, Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: March 6, 2019	TRANS-LUX CORPORATION

By:	/s/ Todd Dupee
	Name:	Todd Dupee
	Title:	Senior Vice President and Chief Accounting Officer